INVESTMENT SUB-ADVISORY AGREEMENT

     INVESTMENT SUB-ADVISORY AGREEMENT, MADE THIS 14 DAY OF MAY, 1992, BY AND BETWEEN CALVERT ASSET MANAGEMENT COMPANY, INC., A DELAWARE CORPORATION REGISTERED AS AN INVESTMENT ADVISOR UNDER THE INVESTMENT ADVISERS ACT OF 1940 (THE "ADVISOR"), AND MURRAY JOHNSTONE INTERNATIONAL, LTD. A SCOTTISH CORPORATION (THE "SUB-ADVISOR").

     WHEREAS, THE ADVISOR IS THE INVESTMENT ADVISOR TO CALVERT WORLD VALUES FUND, INC., AN OPEN-END, DIVERSIFIED MANAGEMENT INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"); AND

     WHEREAS, THE ADVISOR DESIRES TO RETAIN THE SUB-ADVISOR TO FURNISH IT WITH CERTAIN INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE ADVISOR'S INVESTMENT ADVISORY ACTIVITIES ON BEHALF OF THE GLOBAL EQUITY FUND SERIES OF CALVERT WORLD VALUES FUND AND ANY ADDITIONAL SERIES OF CALVERT WORLD VALUES FUND, INC., FOR WHICH SCHEDULES ARE ATTACHED HERETO (EACH SUCH SERIES REFERRED TO INDIVIDUALLY AS THE "FUND");

     NOW,  THEREFORE,  IN  CONSIDERATION  OF  THE  PROMISES  AND  THE  TERMS AND
CONDITIONS  HEREINAFTER  SET  FORTH,  IT  IS  AGREED  AS  FOLLOWS:

     1.     SERVICES  TO  BE  RENDERED  BY  THE  SUB-ADVISOR  TO  THE  FUND.

          (A) INVESTMENT PROGRAM. SUBJECT TO THE CONTROL OF THE FUND'S BOARD OF DIRECTORS ("DIRECTORS") AND THE ADVISOR, THE SUB-ADVISOR AT ITS EXPENSE CONTINUOUSLY WILL FURNISH TO THE FUND AN INVESTMENT PROGRAM FOR SUCH PORTION, IF ANY, OF FUND ASSETS DESIGNATED BY THE ADVISOR FROM TIME TO TIME. WITH RESPECT TO SUCH ASSETS, THE SUB-ADVISOR WILL MAKE INVESTMENT DECISIONS, APPLY INVESTMENT SELECTION SOCIAL SCREENS, AS DESCRIBED MORE FULLY AT SECTION 1(G) OF THIS AGREEMENT, TO DETERMINE THAT ALL INVESTMENTS MEET THE FUND'S SOCIAL CRITERIA, AND WILL PLACE ALL ORDERS FOR THE PURCHASE AND SALE OF PORTFOLIO SECURITIES.
THE SUB-ADVISOR SHALL FOR ALL PURPOSES HEREIN BE DEEMED TO BE AN INDEPENDENT CONTRACTOR AND SHALL, EXCEPT AS EXPRESSLY PROVIDED OR AUTHORIZED, HAVE NO AUTHORITY TO ACT FOR OR REPRESENT THE FUND OR THE ADVISOR IN ANY WAY OR OTHERWISE BE DEEMED AN AGENT OF THE FUND OR THE ADVISOR. IN THE PERFORMANCE OF ITS DUTIES, THE SUB-ADVISOR WILL ACT IN THE BEST INTERESTS OF THE FUND AND WILL COMPLY WITH (I) APPLICABLE LAWS AND REGULATIONS, INCLUDING, BUT NOT LIMITED TO, THE 1940 ACT, (II) THE TERMS OF THIS AGREEMENT, (III) THE FUND'S ARTICLES OF INCORPORATION, BYLAWS AND REGISTRATION STATEMENT AS FROM TIME TO TIME AMENDED,
(IV) RELEVANT UNDERTAKINGS PROVIDED TO STATE SECURITIES REGULATORS, (V) THE STATED INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS OF THE FUND, AND (VI) SUCH OTHER GUIDELINES AS THE DIRECTORS OR ADVISOR MAY ESTABLISH. THE ADVISOR SHALL BE RESPONSIBLE FOR PROVIDING THE SUB-ADVISOR WITH CURRENT COPIES OF THE MATERIALS SPECIFIED IN SUBSECTIONS (A)(III), (IV), (V) AND (VI) OF THIS SECTION 1.

          (B) AVAILABILITY OF PERSONNEL. THE SUB-ADVISOR AT ITS EXPENSE WILL MAKE AVAILABLE TO THE DIRECTORS AND ADVISOR AT REASONABLE TIMES ITS PORTFOLIO MANAGERS AND OTHER APPROPRIATE PERSONNEL, EITHER IN PERSON, OR, AT THE MUTUAL CONVENIENCE OF THE ADVISOR AND THE SUB-ADVISOR, BY TELEPHONE, IN ORDER TO REVIEW THE FUND'S INVESTMENT POLICIES AND TO CONSULT WITH THE DIRECTORS AND ADVISOR REGARDING THE FUND'S INVESTMENT AFFAIRS, INCLUDING ECONOMIC, STATISTICAL AND INVESTMENT MATTERS RELEVANT TO THE SUB-ADVISOR'S DUTIES HEREUNDER, AND WILL PROVIDE PERIODIC REPORTS TO THE ADVISOR RELATING TO THE INVESTMENT STRATEGIES IT EMPLOYS.

          (C) EXPENSES, SALARIES AND FACILITIES. THE SUB-ADVISOR WILL PAY ALL EXPENSES INCURRED BY IT IN CONNECTION WITH ITS ACTIVITIES UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ALL SALARIES OF PERSONNEL AND FACILITIES REQUIRED FOR IT TO EXECUTE ITS DUTIES UNDER THIS AGREEMENT.

          (D) COMPLIANCE REPORTS. THE SUB-ADVISOR AT ITS EXPENSE WILL PROVIDE THE ADVISOR WITH SUCH COMPLIANCE REPORTS RELATING TO ITS DUTIES UNDER THIS AGREEMENT AS MAY BE AGREED UPON BY SUCH PARTIES FROM TIME TO TIME.

          (E) VALUATION. THE SUB-ADVISOR WILL ASSIST THE FUND AND ITS AGENTS IN DETERMINING WHETHER PRICES OBTAINED FOR VALUATION PURPOSES ACCURATELY REFLECT MARKET PRICE INFORMATION RELATING TO THE ASSETS OF THE FUND FOR WHICH THE SUB-ADVISOR HAS RESPONSIBILITY ON A DAILY BASIS (UNLESS OTHERWISE AGREED UPON BY THE PARTIES HERETO) AND AT SUCH OTHER TIMES AS THE ADVISOR SHALL REASONABLY REQUEST.

          (F) EXECUTING PORTFOLIO TRANSACTIONS. IN SELECTING BROKERS AND DEALERS TO EXECUTE PURCHASES AND SALES OF INVESTMENTS FOR THE FUND, THE SUB-ADVISOR WILL USE ITS BEST EFFORTS TO OBTAIN THE MOST FAVORABLE PRICE AND EXECUTION AVAILABLE IN ACCORDANCE WITH THIS PARAGRAPH. THE SUB-ADVISOR AGREES TO PROVIDE THE ADVISOR AND THE FUND WITH COPIES OF ITS POLICY WITH RESPECT TO ALLOCATION OF BROKERAGE ON TRADES FOR THE FUND. SUBJECT TO REVIEW BY THE DIRECTORS OF APPROPRIATE POLICIES AND PROCEDURES, THE SUB-ADVISOR MAY CAUSE THE FUND TO PAY A BROKER A COMMISSION, FOR EFFECTING A PORTFOLIO TRANSACTION, IN EXCESS OF THE COMMISSION ANOTHER BROKER WOULD HAVE CHARGED FOR EFFECTING THE SAME TRANSACTION. IF THE FIRST BROKER PROVIDED BROKERAGE AND/OR RESEARCH SERVICES, INCLUDING STATISTICAL DATA, TO THE SUB-ADVISOR, THE SUB-ADVISOR SHALL NOT BE DEEMED TO HAVE ACTED UNLAWFULLY, OR TO HAVE BREACHED ANY DULY CREATED BY THIS AGREEMENT, OR OTHERWISE, SOLELY BY REASON OF ACTING ACCORDING TO SUCH AUTHORIZATION.

          (G)     SOCIAL  SCREENING.     THE  SUB-ADVISOR  IS  RESPONSIBLE  FOR
SCREENING ALL INVESTMENTS TO DETERMINE THAT ALL INVESTMENTS MEET THE FUND'S SOCIAL INVESTMENT CRITERIA, AS MAY BE AMENDED FROM TIME TO TIME BY THE DIRECTORS. THE ADVISOR MAY, BUT IS NOT REQUIRED TO, HIRE ADDITIONAL PARTIES AT THE ADVISOR'S EXPENSE TO ASSIST WITH THE OVERSIGHT OF THE SOCIAL SCREENING PROCESS, BUT THIS SHALL NOT RELIEVE THE SUB-ADVISOR OF ITS DUTIES HEREUNDER.

          (H)     VOTING PROXIES.     THE SUB-ADVISOR AGREES TO VOTE ALL PROXIES
FOR THE FUND'S PORTFOLIO INVESTMENTS IN A TIMELY MANNER, SUBJECT TO THE DIRECTION OF THE DIRECTORS.

          (I)     FURNISHING  INFORMATION  FOR  THE  FUND'S  PROXIES.     THE
SUB-ADVISOR  AGREES  TO  PROVIDE  THE  ADVISOR  IN  A  TIMELY  MANNER  WITH  ALL
INFORMATION NECESSARY, INCLUDING THE SUB-ADVISOR'S CERTIFIED BALANCE SHEET AND INFORMATION CONCERNING THE SUB-ADVISOR'S CONTROLLING PERSONS, FOR PREPARATION OF THE FUND'S PROXY STATEMENTS, AS MAY BE NEEDED FROM TIME TO TIME.

     2.     BOOKS  AND  RECORDS.     IN CONNECTION WITH THE PURCHASE AND SALE OF
THE FUND'S PORTFOLIO SECURITIES, THE SUB-ADVISOR SHALL ARRANGE FOR THE TRANSMISSION TO THE FUND'S CUSTODIAN, ON A DAILY BASIS, OF SUCH CONFIRMATIONS, TRADE TICKETS OR OTHER DOCUMENTATION AS MAY BE NECESSARY TO ENABLE THE ADVISOR TO PERFORM ITS ACCOUNTING AND ADMINISTRATIVE RESPONSIBILITIES WITH RESPECT TO THE MANAGEMENT OF THE FUND. PURSUANT TO RULE 31A-3 UNDER THE 1940 ACT, AND ANY OTHER LAWS, RULES OR REGULATIONS REGARDING RECORDKEEPING, THE SUB-ADVISOR AGREES
THAT:  (A)  ALL  RECORDS IT MAINTAINS FOR THE FUND ARE THE PROPERTY OF THE FUND;
(B) IT WILL SURRENDER PROMPTLY TO THE FUND OR ADVISOR ANY SUCH RECORDS UPON THE FUND'S OR ADVISOR'S REQUEST; (C) IT WILL MAINTAIN FOR THE FUND THE RECORDS THAT THE FUND IS REQUIRED TO MAINTAIN UNDER RULE 31A-1(B) INSOFAR AS SUCH RECORDS RELATE TO THE INVESTMENT AFFAIRS OF THE FUND FOR WHICH THE SUB-ADVISOR HAS RESPONSIBILITY UNDER THIS AGREEMENT; AND (D) IT WILL PRESERVE FOR THE PERIODS
PRESCRIBED  BY  RULE  31A-2  UNDER THE 1940 ACT THE RECORDS IT MAINTAINS FOR THE
FUND.

     3. OTHER AGREEMENTS, EXCLUSIVITY. EACH PARTY AND ITS AFFILIATES MAY HAVE ADVISORY, MANAGEMENT SERVICE OR OTHER AGREEMENTS WITH OTHER ORGANIZATIONS AND PERSONS, AND MAY HAVE OTHER INTERESTS AND BUSINESSES; PROVIDED, HOWEVER,
THAT:

          (A) NEITHER PARTY NOR ITS AFFILIATES WILL PROVIDE INVESTMENT ADVISORY SERVICES TO ANY OTHER INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT INVESTING PRIMARILY IN GLOBAL EQUITIES (A "GLOBAL EQUITY MUTUAL FUND") WITHOUT THE PARTICIPATION OF THE OTHER UNTIL THE EARLIER OF I) TWO (2) YEARS FROM THE EFFECTIVE DATE OF THE GLOBAL EQUITY FUND'S REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ("EFFECTIVE DATE"), OR II) THE DATE THE GLOBAL EQUITY FUND SHALL FIRST REACH $100 MILLION IN NET ASSETS; AND

          (B) NEITHER PARTY NOR ITS AFFILIATES WILL PROVIDE INVESTMENT ADVISORY SERVICES TO ANY OTHER SOCIALLY SCREENED GLOBAL EQUITY MUTUAL FUND FOR FIVE (5) YEARS FROM THE EFFECTIVE DATE IF THE FOLLOWING CONDITIONS ARE MET:


               I) AFTER THE SECOND TWELVE MONTH PERIOD BEGINNING ON THE EFFECTIVE DATE, CUMULATIVE GROSS SALES OF THE GLOBAL EQUITY FUND EXCEED $50 MILLION; AND

               II) AFTER THE THIRD TWELVE MONTH PERIOD, CUMULATIVE GROSS SALES OF THE GLOBAL EQUITY FUND EXCEED $75 MILLION; AND

               III) AFTER THE FOURTH TWELVE MONTH PERIOD, CUMULATIVE GROSS SALES OF THE GLOBAL EQUITY FUND EXCEED $100 MILLION.


     4.     COMPENSATION.     THE  ADVISOR  WILL  PAY  TO  THE  SUB-ADVISOR  AS
COMPENSATION FOR THE SUB-ADVISOR'S SERVICES RENDERED PURSUANT TO THIS AGREEMENT AN ANNUAL SUB-ADVISORY FEE AS SPECIFIED IN ONE OR MORE SCHEDULES ATTACHED HERETO AND MADE PART OF THIS AGREEMENT. SUCH FEES SHALL BE PAID BY THE ADVISOR (AND NOT BY THE FUND). SUCH FEES SHALL BE PAYABLE FOR EACH MONTH WITHIN 15 BUSINESS DAYS AFTER THE END OF SUCH MONTH. IF THE SUB-ADVISOR SHALL SERVE FOR LESS THAN THE WHOLE OF A MONTH, THE COMPENSATION AS SPECIFIED SHALL BE PRORATED. THE SCHEDULES MAY BE AMENDED FROM TIME TO TIME, PROVIDED THAT AMENDMENTS ARE MADE IN CONFORMITY WITH APPLICABLE LAWS AND REGULATIONS AND THE ARTICLES AND BYLAWS OF THE FUND. ANY CHANGE IN THE SCHEDULE PERTAINING TO ANY NEW OR EXISTING SERIES OF THE FUND SHALL NOT BE DEEMED TO AFFECT THE INTEREST OF ANY OTHER SERIES OF THE FUND AND SHALL NOT REQUIRE THE APPROVAL OF SHAREHOLDERS OF ANY OTHER SERIES OF THE FUND. TO THE EXTENT THE ADVISOR IS ABLE TO RECAPTURE WAIVED FEES PURSUANT TO THE ADVISORY AGREEMENT WITH THE FUND, THE ADVISOR WILL PAY THE SUB-ADVISOR A SUB-ADVISORY FEE ON THE RECAPTURED ADVISOR'S FEE IN ACCORDANCE WITH THE SCHEDULE FOR THE ASSET LEVEL AT THE TIME OF RECAPTURE.

     5.     ASSIGNMENT  AND  AMENDMENT  OF  AGREEMENT.     THIS  AGREEMENT
AUTOMATICALLY SHALL TERMINATE WITHOUT THE PAYMENT OF ANY PENALTY IN THE EVENT OF ITS ASSIGNMENT OR IF THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE ADVISOR AND THE FUND SHALL TERMINATE FOR ANY REASON. THIS AGREEMENT SHALL NOT BE MATERIALLY AMENDED UNLESS, IF REQUIRED BY SEC RULES AND REGULATIONS, SUCH AMENDMENT IS APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE FUND, AND BY THE VOTE, CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING ON SUCH APPROVAL, OF A MAJORITY OF THE DIRECTORS OF THE FUND WHO ARE NOT INTERESTED PERSONS OF THE FUND, THE ADVISOR OR THE SUB-ADVISOR.

     6. DURATION AND TERMINATION OF THE AGREEMENT. THIS AGREEMENT SHALL BECOME EFFECTIVE UPON ITS EXECUTION; PROVIDED, HOWEVER, THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE WITH RESPECT TO ANY SERIES NOW EXISTING OR HEREAFTER CREATED UNLESS IT HAS FIRST BEEN APPROVED (A) BY A VOTE OF THE MAJORITY OF THOSE DIRECTORS OF THE FUND WHO ARE NOT PARTIES TO THIS AGREEMENT OR INTERESTED PERSONS OF SUCH PARTY, CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING ON SUCH APPROVAL, AND (B) BY A VOTE OF A MAJORITY OF THAT SERIES' OUTSTANDING VOTING SECURITIES. THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT CONTINUOUSLY THEREAFTER (UNLESS TERMINATED AUTOMATICALLY AS SET FORTH IN
SECTION  5)  EXCEPT  AS  FOLLOWS:

          (A) THE FUND MAY AT ANY TIME TERMINATE THIS AGREEMENT WITHOUT PENALTY WITH RESPECT TO ANY OR ALL SERIES BY PROVIDING NOT MORE THAN 60 DAYS' WRITTEN NOTICE DELIVERED OR MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADVISOR AND THE SUB-ADVISOR. SUCH TERMINATION CAN BE AUTHORIZED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE (I) DIRECTORS OF THE FUND, OR (II) OUTSTANDING VOTING SECURITIES OF THE APPLICABLE SERIES.

          (B) THIS AGREEMENT WILL TERMINATE AUTOMATICALLY WITH RESPECT TO A SERIES UNLESS, BY JANUARY 1, 1994, AND AT LEAST ANNUALLY THEREAFTER, THE CONTINUANCE OF THE AGREEMENT IS SPECIFICALLY APPROVED BY (I) THE DIRECTORS OF THE FUND OR THE SHAREHOLDERS OF SUCH SERIES BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF SUCH SERIES, AND (II) A MAJORITY OF THE DIRECTORS OF THE FUND WHO ARE NOT INTERESTED PERSONS OF THE FUND, ADVISOR OR SUB-ADVISOR, BY VOTE CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING ON SUCH APPROVAL. IF THE CONTINUANCE OF THIS AGREEMENT IS SUBMITTED TO THE SHAREHOLDERS OF ANY SERIES FOR THEIR APPROVAL AND SUCH SHAREHOLDERS FAIL TO APPROVE SUCH CONTINUANCE AS PROVIDED HEREIN, THE SUB-ADVISOR MAY CONTINUE TO SERVE HEREUNDER IN A MANNER CONSISTENT WITH THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER.

          (C) THE ADVISOR MAY AT ANY TIME TERMINATE THIS AGREEMENT WITH RESPECT TO ANY OR ALL SERIES BY NOT LESS THAN 60 DAYS' WRITTEN NOTICE DELIVERED OR MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE SUB-ADVISOR, AND THE SUB-ADVISOR MAY AT ANY TIME TERMINATE THIS AGREEMENT WITH RESPECT TO ANY OR ALL SERIES BY NOT LESS THAN 90 DAYS' WRITTEN NOTICE DELIVERED OR MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADVISOR.

          (D) PAYMENT TO SUB-ADVISOR UPON TERMINATION BY ADVISOR. IF THE ADVISOR ELECTS, PURSUANT TO SECTION 6(C) ABOVE, TO TERMINATE THIS AGREEMENT DURING THE FIRST TWO YEARS AFTER THE EFFECTIVE DATE, THEN THE ADVISOR (AND NOT THE FUND) WILL PAY TO THE SUB-ADVISOR AN AMOUNT ("TERMINATION PAYMENT") EQUAL TO 50% OF THE SUB-ADVISORY FEES EARNED (GROSS OF ANY FEE WAIVER) BY THE SUB-ADVISOR DURING THE 12 CALENDAR MONTHS PRECEDING TERMINATION OF THIS AGREEMENT. THE ADVISOR WILL ALSO PAY THE TERMINATION PAYMENT TO THE SUB-ADVISOR IF THE ADVISOR TERMINATES THIS AGREEMENT DURING THE THIRD, FOURTH OR FIFTH YEARS AFTER THE EFFECTIVE DATE AND THE GLOBAL EQUITY FUND'S AVERAGE ANNUAL TOTAL RETURN, AS DEFINED IN ITEM 22 TO SEC FORM N-1A, BUT NOT REFLECTING DEDUCTION OF THE SALES CHARGE, FROM THE EFFECTIVE DATE THROUGH THE TERMINATION DATE EXCEEDS THE MORGAN STANLEY CAPITAL INTERNATIONAL WORLD INDEX.

     THE ADVISOR IS NOT REQUIRED TO PAY SUCH AMOUNT TO THE SUB-ADVISOR IF THE AGREEMENT IS TERMINATED BY (I) THE FUND'S DIRECTORS, (II) THE FUND'S SHAREHOLDERS OR (III) BY THE ADVISOR FOR CAUSE ("CAUSE" BEING HEREBY DEFINED AS THE SUB-ADVISOR CEASING TO BE REGISTERED AS AN INVESTMENT ADVISOR UNDER THE
INVESTMENT ADVISERS ACT OF 1940, OR BEING FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE VIOLATED ANY SECURITIES LAWS OR REGULATIONS, OR ANY OTHER LAWS OR REGULATIONS REGARDING FRAUD OR BREACH OF TRUST), OR (IV) IF THE FUND IS LIQUIDATED, OR MERGED INTO, OR ITS ASSETS TRANSFERRED TO, ANOTHER FUND.

UPON TERMINATION OF THIS AGREEMENT WITH RESPECT TO ANY SERIES, THE DUTIES OF THE ADVISOR DELEGATED TO THE SUB-ADVISOR UNDER THIS AGREEMENT WITH RESPECT TO SUCH SERIES AUTOMATICALLY SHALL REVERT TO THE ADVISOR.

     7.     NOTIFICATION  OF  THE  ADVISOR.     THE  SUB-ADVISOR  PROMPTLY SHALL
NOTIFY  THE ADVISOR IN WRITING OF THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS:

          (A) THE SUB-ADVISOR SHALL FAIL TO BE REGISTERED AS AN INVESTMENT ADVISOR UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED, AND UNDER THE LAWS OF ANY JURISDICTION IN WHICH THE SUB-ADVISOR IS REQUIRED TO BE REGISTERED AS AN INVESTMENT ADVISOR IN ORDER TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT;

          (B) THE SUB-ADVISOR SHALL HAVE BEEN SERVED OR OTHERWISE HAVE NOTICE OF ANY ACTION, SUIT, PROCEEDING, INQUIRY OR INVESTIGATION, AT LAW OR IN EQUITY, BEFORE OR BY ANY COURT, PUBLIC BOARD OR BODY, INVOLVING THE AFFAIRS OF THE FUND; OR

          (C) ANY OTHER OCCURRENCE THAT MIGHT AFFECT THE ABILITY OF THE SUB-ADVISOR TO PROVIDE THE SERVICES PROVIDED FOR UNDER THIS AGREEMENT.

     8. DEFINITIONS. FOR THE PURPOSES OF THIS AGREEMENT, THE TERMS "VOTE OF A MAJORITY OF THE OUTSTANDING SHARES," "AFFILIATED PERSON," "CONTROL," "INTERESTED PERSON" AND "ASSIGNMENT" SHALL HAVE THEIR RESPECTIVE MEANINGS AS DEFINED IN THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER SUBJECT, HOWEVER, TO SUCH EXEMPTIONS AS MAY BE GRANTED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT; AND THE TERM "SPECIFICALLY APPROVE AT LEAST ANNUALLY" SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER.

     9.     INDEMNIFICATION.     THE  SUB-ADVISOR  SHALL  INDEMNIFY  AND  HOLD
HARMLESS  THE  ADVISOR,  THE  FUND,  THEIR  RESPECTIVE,  DIRECTORS, OFFICERS AND
SHAREHOLDERS FROM ANY AND ALL CLAIMS, LOSSES, EXPENSES, OBLIGATION AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS FEES) WHICH ARISE OR RESULT FROM THE SUB-ADVISOR'S WILLFUL MISFEASANCE, BAD FAITH, OR GROSS NEGLIGENCE OR RECKLESS DISREGARD OF ITS DUTIES HEREUNDER.

     THE ADVISOR SHALL INDEMNIFY AND HOLD HARMLESS THE SUB-ADVISOR, THE FUND, THEIR RESPECTIVE, DIRECTORS, OFFICERS AND SHAREHOLDERS FROM ANY AND ALL CLAIMS, LOSSES, EXPENSES, OBLIGATION AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS
FEES) WHICH ARISE OR RESULT FROM THE ADVISOR'S WILLFUL MISFEASANCE, BAD FAITH, OR GROSS NEGLIGENCE OR RECKLESS DISREGARD OF ITS DUTIES HEREUNDER.

     10.     APPLICABLE  LAW  AND  JURISDICTION.     THIS  AGREEMENT  SHALL  BE
GOVERNED BY MARYLAND LAW, AND ANY DISPUTE ARISING FROM THIS AGREEMENT OR THE SERVICES RENDERED HEREUNDER SHALL BE RESOLVED THROUGH LEGAL PROCEEDINGS, WHETHER STATE, FEDERAL, OR OTHERWISE, CONDUCTED IN THE STATE OF MARYLAND OR IN SUCH OTHER MANNER OR JURISDICTION AS SHALL BE MUTUALLY AGREED UPON BY THE PARTIES HERETO.

     11. MISCELLANEOUS. EACH PARTY AGREES TO PERFORM SUCH FURTHER ACTS AND EXECUTE SUCH FURTHER DOCUMENTS AS ARE NECESSARY TO EFFECTUATE THE PURPOSES HEREOF. THE CAPTIONS IN THIS AGREEMENT ARE INCLUDED FOR CONVENIENCE ONLY AND IN NO WAY DEFINE OR DELIMIT ANY OF THE PROVISIONS HEREOF OR OTHERWISE AFFECT THEIR CONSTRUCTION OR EFFECT.

     IN WITNESS WHEREOF, AND HAVE EACH CAUSED THIS INSTRUMENT TO BE SIGNED IN DUPLICATE ON ITS BEHALF BY ITS DULY AUTHORIZED REPRESENTATIVE, ALL AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

ATTEST:     CALVERT  ASSET  MANAGEMENT  COMPANY,  INC.

BY:  SUSAN  WALKER  BENDER     BY:  WILLIAM  M.  TARTIKOFF
     ASSISTANT  SECRETARY          SENIOR  VICE  PRESIDENT

ATTEST:     MURRAY  JOHNSTONE  INTERNATIONAL,  LTD.

BY:  SCOTT  C.  BLIM     BY:  GASIN  R.  DOBSON
     VICE  PRESIDENT          PRESIDENT  "CHIEF  OPERATING  OFFICER"

                                   SCHEDULE A
                                     TO THE
                                   INVESTMENT
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     CALVERT ASSET MANAGEMENT COMPANY, INC.
                                       AND
                      MURRAY JOHNSTONE INTERNATIONAL, LTD.


     AS COMPENSATION PURSUANT TO SECTION 4 OF THE SUB-ADVISORY AGREEMENT BETWEEN CALVERT ASSET MANAGEMENT COMPANY (THE "ADVISOR") AND MURRAY JOHNSTONE INTERNATIONAL, LTD. (THE "SUB-ADVISOR"), THE ADVISOR SHALL PAY THE SUB-ADVISOR A SUB-ADVISORY FEE, AT THE FOLLOWING PERCENTAGE RATES OF THE AVERAGE DAILY NET ASSETS OF THE CALVERT WORLD VALUES FUND, INC., GLOBAL EQUITY FUND ("FUND") UNDER MANAGEMENT BY THE SUB-ADVISOR:

          0.45%     OF  ASSETS  UP  TO  $250  MILLION;
     0.425%     OF  THE  NEXT  $250  MILLION  IN  ASSETS;  AND
          0.400%     OF  THE  ASSETS  IN  EXCESS  OF  $500  MILLION.


     PROVIDED, HOWEVER, THAT, PRIOR TO JANUARY 1, 1993, THE SUB-ADVISOR SHALL RECEIVE NO SUB-ADVISORY FEE UNTIL FUND NET ASSETS ARE AT LEAST $20 MILLION, AND WHILE NET ASSETS ARE BETWEEN $20 MILLION AND $40 MILLION, SHALL RECEIVE ONLY HALF OF THE SUB-ADVISORY FEES TO WHICH IT WOULD OTHERWISE BE ENTITLED.










5/14/92


BK:SB:  MJ  SUB-ADV.  AGRMT  -  WORLD  VAL